Exhibit 5.1

Mailander Law Office, Inc.

4811 49th Street

San Diego, CA 92115

(619) 239-9034

November 23, 2020

Board of Directors

Marijuana Company of America, Inc.

1340 West Valley Parkway, Ste. 205

Escondido, CA 92029

Re:	Marijuana Company of America, Inc. Equity Incentive Plan; Registration Statement on Form S-8, 228,560,371 common shares.

To the Board of Directors:

You requested our opinion as outside counsel to Marijuana Company of America, Inc. a Utah corporation (the “Company”), in connection with the proposed issuance and sale by the Company of up to 228,560,371 shares of Common Stock (the "Common Stock") of the Company pursuant to the Marijuana Company of America, Inc. Equity Incentive Plan (the “Plan”), as further described in a Registration Statement on Form S-8 (the “Registration Statement”), intended to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we examined and relied upon originals or copies of such documents, corporate records, and other instruments as we deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the articles of incorporation of the Company; (b) the bylaws of the Company; and (c) the Registration Statement, including all exhibits thereto.

In our examination, we assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, any certificates and oral or written statements and other information of or from public officials, directors, officers, or other representatives of the Company.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares to be registered on Form S-8, when issued and sold by the Company pursuant to the Company’s Equity Incentive Plan, and in conformity with the terms and conditions of the registration statement, will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the laws of the State of Utah, all applicable provisions of the statutory provisions thereof, reported judicial decisions interpreting those laws, and federal securities laws. This opinion is limited to the laws in effect as of the date hereof and is provided exclusively in connection with the registration of the Shares contemplated by the Registration Statement.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter, or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

MAILANDER LAW OFFICE, INC.

/s/ Tad Mailander

Tad Mailander